Exhibit 10.9

SUPPLEMENTAL LOAN AGREEMENT

This Supplemental Loan Agreement (the “Supplemental Agreement”) is dated as of March 18, 2021, by and among Mr. Yat-Gai Au (the “Lender”) and Regencell Bioscience Limited (“the Borrower”).

Terms not otherwise defined herein shall have the meaning ascribed to such terms in the loan agreement entered into between the Lender and the Borrower on November 10, 2020 (the “Loan Agreement”).

WHEREAS, pursuant to the Loan Agreement, the Lender agreed to make the Loan available to the Borrower in a timely manner or make payments on the Borrower’s behalf, according to the needs of the operations and research activities of the Borrower and its subsidiaries or parent company.

WHEREAS, the Lender and the Borrower entered into a Loan Extension Agreement on February 2, 2021 indicated that the Maturity Date of the Loan and Existing Loan (collectively, the “Outstanding Loan”) was extended to December 31, 2022.

WHEREAS, as of March 17, 2021, the amount of Outstanding Loan is HK$27.58 million equivalent to approximately US$3.54 million, at an exchange rate of HK$7.8 to US$1.

WHEREAS, the Borrower is a wholly-owned subsidiary of the Regencell Bioscience Holdings Limited (the “Company”).

WHEREAS, the Company is contemplating an initial public offering of securities on the Nasdaq Capital Market (the “IPO”).

WHEREAS, the Borrower and the Company, on one hand, and the Lender, on the other hand, desire to convert HK$25.35 million equivalent to US$3.25 million at an exchange rate of HK$7.8 to US$1, of the Outstanding Loan into a convertible promissory note issued by the Company.

NOW, the Lender and the Borrower agree as follows:

The Lender shall waive the amount of US$3.25 million of the Outstanding Loan upon the receipt of a promissory note issued by the Company in the principal amount of US$3.25 million, in the substantial form attached hereto as Exhibit A.

IN WITNESS WHEREOF, intending to be legally bound, the parties hereto have caused this Agreement to be signed by their duly authorized officers. Upon the execution of this Supplemental Agreement, the Loan Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties and liabilities of the parties hereto shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Supplemental Agreement shall be deemed to be part of the terms and conditions of the Loan Agreement, as applicable, for any and all purposes. Except as specifically provided herein, the Loan Agreement shall remain in full force and effect and is hereby reaffirmed and confirmed.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed as of the date first above written.

The Lender	The Borrower
/s/ Yat-Gai Au	/s/ Yat-Gai Au
Mr. Yat-Gai Au	Authorized Signer: Yat-Gai Au
Title: CEO